     As filed with the Securities and Exchange Commission on October 8, 2004

================================================================================
                                            Registration No. 333-_______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               F.N.B. CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                                         25-1255406
-------------------------------                         ----------------
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification no.)

                                                             16148
        One F.N.B. Boulevard                               ---------
       Hermitage, Pennsylvania                             (Zip code)
----------------------------------------
(Address of principal executive offices)

             F.N.B. Corporation/Slippery Rock Financial Corporation
                  1997 Directors Stock Option Plan, as amended

             F.N.B. Corporation/Slippery Rock Financial Corporation
                  1997 Incentive Stock Option Plan, as amended
                  --------------------------------------------
                            (Full title of the plans)

                              Stephen J. Gurgovits
                      President and Chief Executive Officer
                               F.N.B. Corporation
                              One F.N.B. Boulevard
                          Hermitage, Pennsylvania 16148
                                 (724) 981-6000
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            Frederick W. Dreher, Esq.
                                Duane Morris LLP
                             4200 One Liberty Place
                             Philadelphia, PA 19103
                                 (215) 979-1234

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed       Proposed
                                                       maximum        maximum
                                                      offering       aggregate
   Title of securities             Amount to be        price         offering            Amount of
    to be registered            registered (1)(2)   per share(3)     price(3)       registration fee(1)
-----------------------------   -----------------   ------------   -------------    -------------------
Common Stock, $0.01 par value      204,669 shares       N/A        $2,370,841.72            $ 300.39

(1) Based on the number of shares of Slippery Rock Financial Corporation common stock, par value $0.25 per share, that were reserved for issuance pursuant to outstanding stock options under the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Directors Stock Option Plan, as amended (the "Directors Plan"), and the F.N.B. Corporation/Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, as amended (the "Incentive Plan"), respectively. These options were converted into the right to receive, for each option share,
      1.41 shares of the common stock, $0.01 par value ("Common Stock"), of F.N.B. Corporation (the "Registrant") upon consummation of the merger contemplated in the Amended and Restated Agreement and Plan of Merger, dated as of July 15, 2004 between the Registrant and Slippery Rock Financial Corporation.

(2) This registration statement shall also cover any additional shares of Common Stock that become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3) Determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise prices of the outstanding options. There will be no further grants under the Directors Plan or the Incentive Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant (SEC File No. 001-31940) under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

            The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

            The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004; and

            The Registrant's Current Reports on Form 8-K filed April 19, 2004, May 6, 2004, July 21, 2004 and August 2, 2004; and

            The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

            All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Registrant prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            No answer to this item is required because the class of securities to which this Registration Statement relates is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel.

            Certain legal matters with respect to the validity of the shares of Common Stock registered under this Registration Statement will be passed upon for the Registrant by James

G. Orie, Chief Legal Officer of the Registrant, who owns 4,913 shares of Common Stock of the Registrant and options to purchase 46,757 shares of Common Stock of the Registrant.

Item 6.     Indemnification of Directors and Officers.

            The Florida Business Corporations Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding, other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim as to which such person is adjudged liable, unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officer or director is successful on the merits or otherwise in the defense of any of such proceedings, the Florida Act provides that the corporation is required to indemnify such officer or director against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

            The Registrant's articles of incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of the service to the Registrant or to another organization at the Registrant's request, or because of their positions with the Registrant. The Registrant's articles of incorporation further provide that the Registrant may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not the Registrant would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.

            The Registrant's By-laws provide that to the fullest extent permitted by law, no director of the Registrant shall be personally liable for monetary damages for any action taken or any failure to take any action.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

Exhibit No.                     Description of Exhibit
-----------   ------------------------------------------------------------------
  5.1         Opinion of James G. Orie, Esquire

 23.1         Consent of Ernst & Young LLP

 23.2         Consent of James G. Orie, Esquire (included in Exhibit 5.1)

 23.3         Acknowledgement of Ernst & Young LLP to the Board of Directors of F.N.B. Corporation

Item 9.     Undertakings.

            The Registrant hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned Registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on October 8, 2004.

                                       F.N.B. CORPORATION

                                       By: /s/ Stephen J. Gurgovits
                                           -------------------------------------
                                           Stephen J. Gurgovits
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                                Date
         ---------                                 -----                                                ----
/s/ Peter Mortensen                Chairman of the Board                                           October 8, 2004
--------------------------
Peter Mortensen

/s/ Stephen J. Gurgovits           President, Chief Executive Officer and                          October 8, 2004
--------------------------         Director (principal executive officer)
Stephen J. Gurgovits

/s/ Brian F. Lilly                 Chief Financial Officer (principal financial officer)           October 8, 2004
--------------------------
Brian F. Lilly

/s/ Tito L. Lima                   Corporate Controller (principal accounting officer)             October 8, 2004
--------------------------
Tito L. Lima

/s/ William B. Campbell            Director                                                        October 8, 2004
--------------------------
William B. Campbell

/s/ Henry M. Ekker                 Director                                                        October 8, 2004
--------------------------
Henry M. Ekker

                                   Director                                                        October  , 2004
--------------------------
Robert B. Goldstein

/s/ Harry F. Radcliffe             Director                                                        October 8, 2004
--------------------------
Harry F. Radcliffe

/s/ John W. Rose                   Director                                                        October 8, 2004
--------------------------
John W. Rose

/s/ William J. Strimbu             Director                                                        October 8, 2004
--------------------------
William J. Strimbu

/s/ Earl K. Wahl, Jr.              Director                                                        October 8, 2004
--------------------------
Earl K. Wahl, Jr.

                                   Director                                                        October  , 2004
--------------------------
Archie O. Wallace

                                  EXHIBIT INDEX

Exhibit No.                                     Description of Exhibit
-----------              ---------------------------------------------------------------------
    5.1                  Opinion of James G. Orie, Esquire

   23.1                  Consent of Ernst & Young LLP

   23.2                  Consent of James G. Orie, Esquire (included in Exhibit 5.1)

   23.3                  Acknowledgement of Ernst & Young LLP dated June 30, 2004 to the Board of Directors of F.N.B. Corporation